Exhibit 99.1

INVESTOR CONTACT Chad Bennett chad.bennett@teradata.com MEDIA CONTACT Jennifer Donahue jennifer.donahue@teradata.com

Teradata Reports Second Quarter 2026 Financial Results

•Recurring revenue of $363 million, an increase of 3% as reported and 2% in constant currency(1)
•GAAP Operating Margin of 11.7%, up 580 basis points from the prior year period
•Non-GAAP Operating Margin of 21.5%, up 510 basis points from the prior year period(2)
•Cash flow from operations of $106 million, up 147% from the prior year period
•Adjusted free cash flow of $127 million, up 226% from the prior year period(3)

SAN DIEGO – Aug. 4, 2026 -- Teradata (NYSE: TDC) today announced its second quarter 2026 financial results.

“Teradata again delivered a solid quarter, growing total ARR, recurring revenue, and meaningful free cash flow,” said Steve McMillan, president and CEO of Teradata. “We are pleased with our strong product innovation this quarter, highlighted by the launch of our Autonomous Knowledge
Platform, bringing a powerful set of capabilities to help enterprises deploy agentic AI. With our differentiated hybrid platform, positive customer reaction, and tangible operating leverage, we remain confident in our future, and are increasing our outlook for non-GAAP EPS and Adjusted
Free Cash Flow.”

Second Quarter 2026 Financial Highlights Compared to Second Quarter 2025

•Total ARR increased to $1.509 billion from $1.489 billion, an increase of 1% as reported and 2% in constant currency(1)
•Public cloud ARR increased to $686 million from $634 million, an increase of 8% as reported and 9% in constant currency(1)
•Total revenue was $410 million versus $408 million, flat as reported and in constant currency(1)
•Recurring revenue was $363 million versus $354 million, an increase of 3% as reported and 2% in constant currency(1)
•Recurring revenue was 89% of total revenue versus 87%
•GAAP gross margin was 59.3% versus 56.4%
•Non-GAAP gross margin was 60.5% versus 58.3%(2)
•GAAP operating margin was 11.7% versus 5.9%
•Non-GAAP operating margin was 21.5% versus 16.4%(2)
•GAAP diluted EPS was $0.48 versus $0.09 per share
•Non-GAAP diluted EPS was $0.69 versus $0.47 per share(2)
•Cash flow from operations was $106 million compared to $43 million

•Free cash flow was $105 million compared to $39 million(3)
•Adjusted free cash flow was $127 million compared to $39 million(3)

Outlook
For the third quarter of 2026:
•Recurring revenue in the range of -4% to -2% year-over-year
•Total revenue in the range of -6% to -4% year-over-year
•GAAP diluted EPS is expected to be in the range of $0.27 to $0.31 per share
•Non-GAAP diluted EPS is expected to be in the range of $0.55 to $0.59 per share(2)

For the full year 2026, Teradata increases the following ranges:
•GAAP diluted EPS is now expected to be in the range of $4.43 to $4.51
•Non-GAAP diluted EPS in the range of $2.65 to $2.73 per share(2)
•Cash flow from operations of $665 million to $685 million, which includes an after-tax net benefit of $315 million related to a settlement with SAP
•Adjusted free cash flow of $330 million to $350 million(3)

For the full year 2026, Teradata reaffirms the following ranges:
•Total ARR growth of 2% to 4% year-over-year
•Recurring revenue in the range of flat to 2% year-over-year
•Total revenue range in the range of -2% to flat year-over-year

Earnings Conference Call
The conference call will begin at 1:30 p.m. PT on August 4, 2026. Investors and participants may attend the call by dialing (585) 542-9983 and entering access code 369709903. For investors and participants outside the United States, see global dial-in numbers at help.events.q4inc.com/eahc/international-dial-in-numbers, and use access code 369709903.

The live webcast, as well as a replay, will be available on the Investor Relations page of the Teradata website at investor.teradata.com.

Supplemental Financial Information

Additional information regarding Teradata’s operating results is provided below as well as on Teradata’s website at investor.teradata.com.

1.The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule, which is used to determine revenue on a constant currency (“CC”) basis, on the Investor Relations page of the Company’s website at investor.teradata.com

Revenue
(in millions)
	For the Three Months ended June 30
	2026	2025	% Change as Reported	% Change in CC
Recurring revenue	$363	$354	3%	2%
Perpetual software licenses, hardware and other	8	3	167%	313%
Consulting services	39	51	(24)%	(23)%
Total revenue	$410	$408	—%	—%

Product Sales	$371	$357	4%	3%
Consulting Services	39	51	(24)%	(23)%
Total revenue	$410	$408	—%	—%

Revenue
(in millions)
	For the Six Months ended June 30
	2026	2025	% Change as Reported	% Change in CC
Recurring revenue	$763	$712	7%	5%
Perpetual software licenses, hardware and other	9	13	(31)%	(26)%
Consulting services	82	101	(19)%	(19)%
Total revenue	$854	$826	3%	2%

Product Sales	$772	$725	6%	5%
Consulting services	82	101	(19)%	(19)%
Total revenue	$854	$826	3%	2%

	As of June 30
	2026	2025	% Change as Reported	% Change in CC
Annual recurring revenue*	$1,509	$1,489	1%	2%
Public cloud ARR**	$686	$634	8%	9%

The impact of currency on ARR is determined by calculating the prior period ending ARR using the current period end currency rates.

* Total Annual Recurring Revenue ("Total ARR") is defined as the annual contract value for all active and contractually binding term-based contracts at the end of the period, including cloud, recurring AI services, subscriptions, hardware rental, maintenance, and software upgrade rights. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

** Public cloud ARR is defined as the annual contract value for all active and contractually binding term-based contracts at the end of a period that are operated in a public cloud environment. The Company believes this is a useful metric to investors as it demonstrates progress toward achieving our strategic objectives as outlined in the Form 10-K and Form 10-Q.

2.Teradata reports its results in accordance with GAAP. However, as described below, the Company believes that certain non-GAAP measures such as free cash flow, adjusted free cash flow, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share, all of which exclude certain items, and which may be reported on a constant currency basis, are useful for investors. Our non-GAAP measures are not meant to be considered in isolation to, as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Each of our non-GAAP measures do not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of these measures.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the Company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain specified items. Our management internally uses supplemental non-GAAP financial measures, such as gross profit, operating income, net income, and EPS, excluding certain items, to understand, manage and evaluate our business and support operating decisions on a regular basis. The Company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the Company’s operating results excluding stock-based compensation expense and special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

	For the Three Months			For the Six Months
(in millions, except per share data)	ended June 30			ended June 30
Gross Profit:	2026	2025	% Chg.	2026	2025	% Chg.
GAAP Gross Profit	$243	$230	6%	$519	$478	9%
% of Revenue	59.3%	56.4%		60.8%	57.9%

Excluding:
Stock-based compensation expense	4	5		8	9
Reorganization and other costs	1	3		4	3
Non-GAAP Gross Profit	$248	$238	4%	$531	$490	8%
% of Revenue	60.5%	58.3%		62.2%	59.3%

Operating Income
GAAP Operating income	$48	$24	100%	$12	$90	(87)%
% of Revenue	11.7%	5.9%		1.4%	10.9%

Excluding:
Stock-based compensation expense	33	31		62	53
Reorganization and other costs	7	12		14	15
SAP settlement costs	$—	$—		$121	$—
Non-GAAP Operating Income	$88	$67	31%	$209	$158	32%
% of Revenue	21.5%	16.4%		24.5%	19.1%

Net Income
GAAP Net Income	$46	$9	411%	$381	$53	619%
% of Revenue	11.2%	2.2%		44.6%	6.4%

Excluding:
Stock-based compensation expense	33	31		62	53
Reorganization and other costs	6	12		13	15
SAP settlement	—	—		(359)	—
Income tax adjustments (i)	(19)	(7)		54	(12)
Non-GAAP Net Income	$66	$45	47%	$151	$109	39%
% of Revenue	16.1%	11%		17.7%	13.2%

	For the Three Months		For the Six Months
	ended June 30		ended June 30		2026 Outlook
Earnings Per Share:	2026	2025	2026	2025	Q3	FY
GAAP Earnings Per Share	$0.48	$0.09	$3.95	$0.55	$0.27 - $0.31	$4.43 - $4.51
Excluding:
Stock-based compensation expense	0.34	0.32	0.64	0.54	0.31	1.27
Reorganization and other costs	0.06	0.13	0.14	0.15	0.02	0.24
SAP settlement	—	—	(3.72)	—	—	(3.72)
Income tax adjustments(i)	(0.19)	(0.07)	0.56	(0.12)	(0.05)	0.43
Non-GAAP Diluted Earnings Per Share	$0.69	$0.47	$1.57	$1.12	$0.55 - $0.59	$2.65 - $2.73

i.Represents the income tax effect of the pre-tax adjustments to reconcile GAAP to Non-GAAP income based on the applicable jurisdictional statutory tax rate of the underlying item, including the $67 million discrete income tax effect of the SAP settlement recorded in the first half of 2026. Including the income tax effect assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to the underlying business and performance of the Company’s ongoing operations. As a result of these adjustments, the Company’s GAAP effective tax rate and non-GAAP effective tax rate for the three months ended June 30, 2026, was 2.1% and 23.3%, respectively, and June 30, 2025, was 30.8% and 19.6%, respectively. For the six months ended June 30, 2026, the Company’s GAAP effective tax rate and non-GAAP effective tax rate was 21.3% and 24.5%, respectively and June 30, 2025, was 25.4% and 21.6%, respectively.

3.As described below, the Company believes that free cash flow and adjusted free cash flow are useful non-GAAP measures for investors. Free cash flow and adjusted free cash flow do not have a uniform definition under GAAP in the United States and therefore, Teradata's definitions may differ from other companies' definitions of this measure. Teradata defines free cash flow as cash provided by/used in operating activities, less total capital expenditures and adjusted free cash flow as free cash flow less the gross proceeds from the SAP settlement, plus the non-recurring legal and other expenses incurred in connection with the SAP litigation and resulting settlement, and taxes paid specific to the settlement agreement. Teradata’s management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company and believes they are useful for investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures which can be used for among other things, investments in the Company's existing businesses, strategic acquisitions, strengthening the Company’s balance sheet, repurchase of Company stock and repay the Company’s debt obligations and adjusted free cash flow adjusts the impact of the SAP settlement. Neither free cash flow or adjusted free cash flow represent the residual cash flow available for discretionary expenditures since there may be other non-discretionary expenditures that are not deducted from these measures. These non-GAAP measures should not be considered as a substitute for, or superior to, cash flows from operating activities under GAAP.

	For the Three Months		For the Six Months
(in millions)	ended June 30		ended June 30		Outlook
	2026	2025	2026	2025	2026
Cash provided by operating activities (GAAP)	$106	$43	$507	$51	$665 to $685
Less total capital expenditures	(1)	(4)	(12)	(5)	(~20)
Free Cash Flow (non-GAAP measure)	$105	$39	$495	$46	$645 to $665
Less SAP gross settlement proceeds	—	—	(480)	—	(480)
Plus legal and other expenses	—	—	121	—	121
Plus taxes specific to the settlement	22	—	22	—	44
Adjusted Free Cash Flow (non-GAAP Measure)	$127	$39	$158	$46	$330 to $350

Note to Investors
This release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. Forward-looking statements in this release include our 2026 third quarter and 2026 full year financial outlook and product innovation and demand. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially, including those relating to: our strategy and ongoing business transformation, significant execution risk for our cloud, hybrid, on-premises, Artificial Intelligence (“AI”) and Machine Learning (“ML”) offerings, operational disruptions and unforeseen circumstances, impact of unanticipated delays or acceleration in our sales cycles to make accurate estimates impacting quarterly operating results, financial guidance and forecasts, the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; impact of price increase on our net sales, profit margins and earnings, the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including restructuring actions; risks inherent in operating in foreign countries, export controls and trade compliance, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, IP-enforcement actions, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for our artificial intelligence, cloud, on-prem and hybrid offerings, tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Teradata

Teradata empowers enterprises to turn intelligence into autonomous action, grounding AI agents in deep business context and trusted data. As AI agents multiply, Teradata is the context foundation, governance layer, and performance backbone that companies need now. The Teradata Autonomous Knowledge Platform puts AI into production across cloud, on-premises, and hybrid environments. See how at Teradata.com

# # #
The Teradata logo is a trademark, and Teradata is a registered trademark of Teradata Corporation and/or its affiliates in the U.S. and worldwide.

SCHEDULE A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended June 30
	Three Months			Six Months
	2026	2025	% Chg	2026	2025	% Chg
Revenue
Recurring	$363	$354	3%	$763	$712	7%
Perpetual software licenses, hardware and other	8	3	167%	9	13	(31)%
Consulting services	39	51	(24)%	82	101	(19)%
Total revenue	410	408	0%	854	826	3%
Gross profit
Recurring	243	235		520	485
% of Revenue	66.9%	66.4%		68.2%	68.1%
Perpetual software licenses, hardware and other	2	—		3	1
% of Revenue	25.0%	—%		33.3%	7.7%
Consulting services	(2)	(5)		(4)	(8)
% of Revenue	(5.1)%	(9.8)%		(4.9)%	(7.9)%
Total gross profit	243	230		519	478
% of Revenue	59.3%	56.4%		60.8%	57.9%

Selling, general and administrative expenses	120	135		360	251
Research and development expenses	75	71		147	137
Income from operations	48	24		12	90
% of Revenue	11.7%	5.9%		1.4%	10.9%

Other (expense) income , net	(1)	(11)		472	(19)

Income before income taxes	47	13		484	71
% of Revenue	11.5%	3.2%		56.7%	8.6%

Income tax expense	1	4		103	18
% Tax rate	2.1%	30.8%		21.3%	25.4%

Net income	$46	$9		$381	$53
% of Revenue	11.2%	2.2%		44.6%	6.4%

Net income per common share
Basic	$0.49	$0.09		$4.07	$0.56
Diluted	$0.48	$0.09		$3.95	$0.55

Weighted average common shares outstanding
Basic	93.9	95.3		93.5	95.2
Diluted	96.2	96.0		96.4	97.0

SCHEDULE B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	June 30, 2026	December 31, 2025	June 30, 2025
Assets
Current assets
Cash and cash equivalents	$414	$493	$369
Accounts receivable, net	256	251	293
Inventories	5	13	5
Other current assets	98	80	90
Total current assets	773	837	757
Property and equipment, net	191	198	205
Right of use assets- operating lease, net	8	7	9
Goodwill	397	399	400
Capitalized contract costs, net	39	42	37
Deferred income taxes	166	209	231
Other assets	84	87	98
Total assets	$1,658	$1,779	$1,737

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$25	$25
Current portion of finance lease liability	46	50	60
Current portion of operating lease liability	2	2	4
Accounts payable	55	96	115
Payroll and benefits liabilities	91	120	84
Deferred revenue	560	533	521
Other current liabilities	91	88	89
Total current liabilities	845	914	898
Long-term debt	—	431	443
Finance lease liability	45	45	46
Operating lease liability	6	4	5
Pension and other postemployment plan liabilities	111	114	108
Long-term deferred revenue	12	11	12
Deferred tax liabilities	12	12	10
Other liabilities	34	18	39
Total liabilities	1,065	1,549	1,561
Stockholders' equity
Common stock	1	1	1
Paid-in capital	2,361	2,305	2,244
Accumulated deficit	(1,617)	(1,923)	(1,932)
Accumulated other comprehensive loss	(152)	(153)	(137)
Total stockholders' equity	593	230	176
Total liabilities and stockholders' equity	$1,658	$1,779	$1,737

SCHEDULE C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended June 30
	Three Months		Six Months
	2026	2025	2026	2025
Operating activities
Net income	$46	$9	$381	$53
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	23	23	48	43
Stock-based compensation expense	33	31	62	53
Deferred income taxes	4	(6)	40	4
Loss on Blue Chip Swap	1	—	1	—
Changes in assets and liabilities:
Receivables	66	14	(5)	(59)
Inventories	—	8	8	13
Current payables and accrued expenses	(32)	(24)	(47)	(54)
Deferred revenue	(43)	(28)	28	11
Other assets and liabilities	8	16	(9)	(13)
Net cash provided by operating activities	106	43	507	51
Investing activities
Expenditures for property and equipment	(1)	(4)	(11)	(5)
Additions to capitalized software	—	—	(1)	—
Business acquisitions and other investing activities, including loss on Blue Chip Swap	(1)	(1)	(1)	(1)
Net cash used in investing activities	(2)	(5)	(13)	(6)
Financing activities
Repurchases of common stock	(40)	(28)	(74)	(72)
Repayments of long-term borrowings	(450)	(6)	(456)	(12)
Payments of finance leases	(15)	(17)	(32)	(33)
Other financing activities, net	(2)	—	(7)	(2)
Net cash used in financing activities	(507)	(51)	(569)	(119)
Effect of exchange rate changes on cash and cash equivalents	2	14	(4)	23
(Decrease) increase in cash, cash equivalents and restricted cash	(401)	1	(79)	(51)
Cash, cash equivalents and restricted cash at beginning of period	816	369	494	421
Cash, cash equivalents and restricted cash at end of period	$415	$370	$415	$370

Supplemental cash flow disclosure:
Non-Cash investing and financing activities:
Assets acquired by finance leases	$8	$19	$28	$52
Assets acquired by operating leases	$2	$1	$3	$2

SCHEDULE D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended June 30				For the Six Months Ended June 30
	2026	2025	% Change As Reported	% Change Constant Currency(2)	2026	2025	% Change As Reported	% Change Constant Currency(2)
Segment Revenue
Product Sales	$371	$357	4%	3%	$772	$725	6%	5%
Consulting Services	39	51	(24)%	(23)%	82	101	(19)%	(19)%
Total segment revenue	410	408	0%	0%	854	826	3%	2%

Segment gross profit
Product Sales	248	239			529	492
% of Revenue	66.8%	66.9%			68.5%	67.9%
Consulting Services	—	(1)			2	(2)
% of Revenue	—%	(2.0)%			2.4%	(2.0)%
Total segment gross profit	248	238			531	490
% of Revenue	60.5%	58.3%			62.2%	59.3%

Reconciling items(1)	(5)	(8)			(12)	(12)
Total gross profit	$243	$230			$519	$478
% of Revenue	59.3%	56.4%			60.8%	57.9%

(1) Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.
(2) The impact of currency is determined by calculating the prior period results using the current-year monthly average currency rates.